                         EXECUTIVE EMPLOYMENT AGREEMENT

     This EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT") is effective as of December __, 2001 (the "EFFECTIVE DATE"), by and between Rhythms NetConnections Inc., a Delaware corporation with offices at 9100 East Mineral Circle, Englewood, Colorado 80112 (the "COMPANY"), and [FILL IN EXECUTIVE NAME] ("EXECUTIVE"). Each of the Company and Executive are sometimes referred to herein as a "PARTY," and the two of them, together, are collectively referred to herein as the "PARTIES".

                                    RECITALS

     WHEREAS, on December 3, 2001, the Company closed the transactions contemplated in that certain Asset Purchase Agreement, dated as of September 24, 2001, by and among the Company, Rhythms Links Inc. Rhythms Links Inc. - Virginia, Rhythms Leasing Inc. and MCI WorldCom Network Services, Inc.; and

     WHEREAS, on December __, 2001, the Company adopted and approved the Company's 2002 Retention Plan, a copy of which is attached as EXHIBIT A hereto (the "2002 RETENTION PLAN"); and

     WHEREAS, the Company desires Executive to remain in the employ of the Company, and Executive desires to remain in the employ of the Company, from the Effective Date through June 30, 2002, to assist in the disposition of the Company's remaining assets, the resolution of the Company's remaining liabilities and the ultimate dissolution and liquidation of the Company; and

     WHEREAS, as an inducement to Executive to remain in the employ of the Company to continue to perform all of Executive's duties, responsibilities and obligations of his/her employment, as set forth herein, the Company has agreed to enter into this Agreement with Executive, and Executive, in turn, has agreed to continue in the employ of the Company by entering into this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound hereby, agree as follows:

     1. EMPLOYMENT. The Company hereby agrees to continue to employ Executive, and Executive hereby agrees to continue in the employ of the Company, upon the terms and subject to the conditions set forth in this Agreement for the Employment Period (as defined in Section 4). This Agreement supercedes any and all prior agreements (written or oral) between Executive and the Company or the Company's predecessors in interest with respect to Executive's employment or any matters related thereto, and any such prior agreements shall be void and of no further force and effect as of the Effective Date; PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, the Company shall remain obligated to (a) make all payments now due and owing to Executive or that hereafter become due and owing to Executive pursuant to the Company's 2001 Key Executive Retention Program in accordance with and subject to all of the terms and conditions of such program and (b) to "cash out" on January 2, 2002, all of Executive's PTO (as defined below) accrued through and including December 31, 2001.

     2.   POSITION AND DUTIES.

          a. During the Employment Period (as defined in Section 4(a) below), Executive shall be employed by the Company [AS THE ____________________ (TITLE)] of the Company and shall report directly to, shall be subject to the direct supervision of and shall perform such functions on behalf of the Company and its Subsidiaries (collectively referred to herein as "RHYTHMS") pursuant to the instructions of the [BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD") [[FOR THE CEO]]/ PRESIDENT OR CHIEF EXECUTIVE OFFICER [[FOR ALL OTHER OFFICERS]]].

          b. Executive shall devote (i) his/her best efforts and (ii) his/her full time and attention to the business and affairs of Rhythms and the performance of his/her duties. Executive shall perform his/her duties and responsibilities to the best of his/her abilities in a timely, diligent, trustworthy, businesslike and efficient manner.

     3.   BASE SALARY; RETENTION BONUS; AND SEVERANCE.

          a. BASE SALARY. During the Employment Period, Executive's base salary shall be $____________, on an annualized basis ("BASE SALARY"), payable in accordance with the Company's standard and customary payroll practices. Executive 's Base Salary shall be subject to review and adjustment as determined by the Board, acting in its sole and absolute discretion.

          b. RETENTION BONUS. Executive shall be entitled to participate, and is hereby designated a Participant, in the 2002 Retention Plan.

          c. SEVERANCE. The Company's Severance Policy (the "SEVERANCE POLICY," a copy of which is attached hereto as EXHIBIT B) shall remain in full force and effect throughout the Employment Period, Executive shall be deemed to be an "Officer (other than an Executive Officer)" for all purposes under the Severance Policy and Executive shall be entitled to be paid severance in accordance with the terms and conditions of the Severance Policy. For purposes of the Severance Policy, expiration of this Agreement shall be deemed to be a termination of Executive's employment on an Involuntary No Fault basis.

     4. EMPLOYMENT PERIOD. The term of this Agreement shall commence as of the Effective Date and shall terminate on the earliest to occur of (i) the date of Executive's termination of employment with the Company for any reason under
Section 7 below, (ii) the termination of Executive's employment by the Company for any reason under Section 7 below or (iii) June 30, 2002 (the "EMPLOYMENT PERIOD"). All compensation and other benefits shall cease to accrue upon termination of the Employment Period and in accordance with Section 7 below.

     5.   BENEFITS AND OTHER MATTERS.

          a. INSURANCE. The Company will provide retirement, employee health and welfare, and fringe benefit plans to Executive no less favorable than those generally made available to the Company's other executive employees generally. Executive will be fully vested for all purposes under all such plans, other than any tax-qualified Company retirement plans.

          b. PAID TIME OFF. Executive will be entitled to 80 hours of paid time off ("PTO") between January 2, 2002, and June 30, 2002, all of which will be fully vested as of January 1, 2002. Upon expiration of this Agreement or termination of Executive's employment for any reason, Executive will be entitled to receive payment (at the then applicable hourly rate, which shall be equal to annual Base Salary divided by 2,080 hours) for any accrued but unused PTO through the date of termination. PTO will cease to accrue on Executive's date of termination.

          c. REIMBURSEMENT OF EXPENSES. The Company will reimburse Executive for all reasonable out-of-pocket expenses actually incurred by Executive (in accordance with the Company's expense reimbursement policies, as amended from time to time) in connection with performing his/her obligations hereunder upon receipt from Executive of standard documentation supporting such expenses.

     6. CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company and its Subsidiaries that are not generally available to the public other than as a result of a breach of this Agreement by Executive ("CONFIDENTIAL INFORMATION") are the property of Rhythms. Executive agrees that he or she shall not disclose to any unauthorized person or use for his/her own account any Confidential Information without the prior written consent of the Company unless, and in such case only to the extent that, such matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Notwithstanding the foregoing, in the event Executive becomes legally compelled to disclose Confidential Information pursuant to judicial or administrative subpoena or process or other legal obligation, Executive may make such disclosure only to the extent required, in the opinion of counsel for Executive, to comply with such subpoena, process or other obligation. Executive shall, as promptly as possible and in any event prior to the making of such disclosure, notify the Company of any such subpoena, process or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Confidential Information.

     7. TERMINATION. The Company may terminate Executive's employment at any time, with or without Cause (as defined below), subject to the provisions hereof. Executive may terminate his/her employment at any time, with or without Good Reason (as defined below), subject to the provisions hereof.

          a.   EXPIRATION OF THE EMPLOYMENT PERIOD ON JUNE 30, 2002. If this

Agreement expires on June 30, 2002 (without having expired or been terminated prior to that date) and Executive is in the employ of the Company on June 30, 2002, Executive shall be entitled to receive, on June 30, 2002, (A) the Second Retention Payment as defined in, and payable under, 2002 Retention Plan , (B) the amount of any accrued but unpaid Base Salary, accrued but unused PTO and all other accrued but unpaid Executive benefits to which Executive is entitled through the date of termination (C) severance pursuant to Section 3.c. above plus (D) unreimbursed expenses properly incurred through the date of termination.

          b. TERMINATION BY THE COMPANY WITH CAUSE OR TERMINATION BY EXECUTIVE WITHOUT GOOD REASON PRIOR TO JUNE 30, 2002. If, prior to June 30, 2002, (i) the Company terminates the employment of Executive with Cause or (ii) the Executive terminates his/her employment without Good Reason, Executive shall be entitled to receive (A) the amount of any accrued but unpaid Base Salary, accrued but unpaid PTO and all other accrued but unpaid Executive benefits to which Executive is entitled through the date of termination plus (B) unreimbursed expenses properly incurred through the date of termination. If Executive's employment with the Company is terminated pursuant to this Section 7.b., Executive agrees to return to the Company, within 5 business days of the date of his/her termination, the First Retention Payment (as defined in the 2002 Retention Plan), and acknowledges that he/she forever and irrevocably forfeits all right, title and interest in and to the First Retention Payment and the Second Retention Payment (each as defined in the 2002 Retention Plan).

          c. TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON PRIOR TO JUNE 30, 2002. If, prior to June 30, 2002, (i) the Company terminates the employment of Executive without Cause or (ii) Executive terminates his/her employment for Good Reason, Executive shall be entitled to receive (A) all remaining amounts payable to Executive under the 2002 Retention Plan , (B) the amount of any accrued but unpaid Base Salary, accrued but unpaid PTO and all other accrued but unpaid Executive benefits to which Executive is entitled through the date of termination, (C) severance pursuant to Section 3.c. above plus (D) unreimbursed expenses properly incurred through the date of termination.

          d.   DEFINED TERMS.

               i. "CAUSE" shall be limited to the following: (A) deliberate dishonesty or willful misconduct in the performance of Executive's responsibilities resulting in a material adverse effect on the Company's business, financial condition or operational results; or (B) Executive's substantial failure to satisfactorily perform your reasonably assigned duties to the Company after receiving written notice thereof detailing the alleged failures and the expiration of a reasonable cure period not to be less than 10 business days, without such failure(s) being substantially remedied by Executive, (C) an act or acts on Executive's part constituting a felony under the laws of the United States or any state thereof or crime involving moral turpitude. A determination that Cause exists shall be made by the Board, acting reasonably and in good faith, which determination shall be final and binding on all Parties.

               ii. "GOOD REASON" shall mean termination at the election of Executive based on (A) or (B) below (provided that Executive gives written notice of his/her intention to terminate employment within 30 days of the date on which the event described in (A) or (B) occurs and that the Company shall have 30 days from the receipt of such notice to cure any such defects) or by reason of the occurrence of an event described in (C) below:

                    (A) Without Executive's express written consent, the assignment of Executive to a position functionally below, on the Company's corporate organizational chart, his or her position of __________________ or material diminution in Executive's duties as ________________, except in connection with the termination of his/her employment by the Company with Cause, normal retirement, death or disability of Executive (see clause (C) below) or termination by the Executive without Good Reason;

                    (B) (1) any reduction by the Company in Executive's Base Salary or Retention Bonus (as defined in the 2002 Retention Plan) amount or (2) any reduction in the indemnification protection and benefits afforded to Executive under Section 8 hereof or under the Amended and Restated Bylaws of the Company (the "Bylaws") or any amendment of the Bylaws to reduce the indemnification protections afforded Executive thereunder or (3) any requirement that Executive return to the Company any previously received Base Salary or Retention Bonus (as defined in the 2002 Retention Plan) amount; or

                    (C) Executive dies or becomes mentally or physically disabled for such period of time and under circumstances which entitle Executive to receive disability benefits under the terms of the Company's long-term disability insurance policy then maintained by the Company.

               iii. "SUBSIDIARY" of an entity shall mean any corporation, limited liability company, limited partnership or other business organization of which the securities having a majority of the normal voting power in electing the board of directors, board of managers, general partner or similar governing body of such entity are, at the time of determination, owned by such entity directly or indirectly through one or more Subsidiaries.

     8. INDEMNIFICATION. The Company shall indemnify Executive to the fullest extent (a) not prohibited by the Delaware General Corporation Law and (b) permitted under the Bylaws as in effect on the date hereof as if Executive were an executive officer and/or director of the Company. It is the express intent of the Parties that the indemnification benefits provided for herein shall extend to any and all claims relating to, in connection with, or arising from, out of or under the Colorado Wage Act. The Company shall use its reasonable best efforts to make provision for the payment of any and all obligations to employees that could give rise to claims against Executive under the Colorado Wage Act, including but not limited to setting aside funds in a reserve account to pay such claims or acquiring insurance to cover all such claims and maintaining such arrangements in place until such time as all such pending or threatened claims have been settled, released, and/or dismissed with prejudice by a court of competent jurisdiction pursuant to a final, binding, non-appealable order.

     9.   MISCELLANEOUS.

          a. SURVIVAL. Sections 3, 4, 5, 6, 7 and 8 hereof shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

          b. ENTIRE AGREEMENT. Subject to Section 1 above, this Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          c. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF COLORADO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF COLORADO.

          d. ARBITRATION. The Parties hereto agree to submit any dispute hereunder to binding arbitration. Arbitration shall be conducted in Denver, Colorado, under the commercial rules of the American Arbitration Association ("AAA") by a panel of three arbitrators. The aforementioned arbitrators shall be chosen as follows: The Company and Executive shall each designate one arbitrator from a list of acceptable and qualified arbitrators which will be provided by the AAA. The two arbitrators so designated shall then choose the panel's third arbitrator who shall be an attorney-at-law and who shall serve as the Chairman of the panel; provided that if either Party fails to designate an arbitrator within 10 days of receipt of AAA's list or if the two arbitrators are unable to agree on the appointment of the third arbitrator within 10 days of the later of the date of their respective appointments, such arbitrator shall be designated by AAA. If any arbitrator resigns or is unable to continue serving as such, the successor to such arbitrator shall be appointed by the Party who appointed such arbitrator or by the remaining arbitrators if they appointed such arbitrator, or by the AAA, as the case may be. A stenographic record of the arbitration must be maintained, the panel, including the successor arbitrator, may rely on such record and no rehearing shall be required. Each of the Parties shall pay the fees and expenses of the arbitrator appointed by it and each shall pay one-half of the fees and expenses of the third arbitrator and any other expenses of the arbitration, unless the arbitrators determine that the losing Party shall bear the cost of the arbitration. The decision of the arbitrators with respect to any issues subject to arbitration shall be final and binding on the Parties and may be entered into any court of competent jurisdiction by either Party, or application may be made to such court for judicial confirmation of the award and order of enforcement, as the case may be. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. Notwithstanding the foregoing, it is hereby agreed that no arbitration panel shall have any power to (a) add to, alter or modify the terms and conditions of this Agreement,

(b) decide any issue which does not arise from the interpretation or application of the provisions of this Agreement or (c) award any punitive damages under this Agreement.

          e. SEVERABILITY. The Company and Executive agree that the agreements and provisions contained in this Agreement are severable and divisible, that each such agreement and provision does not depend upon any other provision or agreement for its enforceability, and that each such agreement and provision set forth herein constitutes an enforceable obligation between the Parties. Consequently, the Parties agree that neither the invalidity nor the unenforceability of any provision of this Agreement shall affect the other provisions, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable provision were omitted.

          f. SPECIFIC PERFORMANCE. Company acknowledges and agrees that Executive's remedies at law for a breach or threatened breach of Section 8 hereof would be inadequate and, in recognition of this fact, Company agrees that, in the event of such a breach or threatened breach, Executive, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

          g. WAIVER, MODIFICATION. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company or such officer as may be specifically designated by the Board. No waiver by either Party hereto at any time of any breach by the other Party of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions of this Agreement at the same or any prior or subsequent time.

          h. SUCCESSORS; BINDING AGREEMENT. Executive hereby consents and agrees that the Company may require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any division of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place or, in the event the Company remains in existence, the Company may continue to employ the Executive under the terms hereof. Except in accordance with the foregoing sentence, this Agreement may not be assigned by the Company. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, estate, trustees, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to Executive and neither this Agreement nor any rights hereunder may be assigned by the Executive.

          i. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          j. HEADINGS. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

          k. WITHHOLDING TAXES. Notwithstanding anything herein to the contrary, all amounts payable to Executive under this Agreement shall be subject to withholding by the Company for federal, state, local and other withholding taxes, as well as for the portion of the cost of such employee benefits elected by Executive for which Executive is responsible for paying (such as, Executive 's portion of any life or health, dental or other insurance premiums, etc.). In addition, the Company shall have the right to offset against any amounts payable to Executive hereunder all amounts, if any owed, by Executive to the Company.

          l. ENFORCEMENT. If either Party is required to arbitrate or seek judicial enforcement of his/her or its rights under this Agreement, the Party prevailing in such proceeding shall be entitled to be reimbursed by the other for all reasonable attorneys' fees and expenses.

          m. VALID AND BINDING. The Company represents that it has all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement, and that this Agreement is valid, binding and enforceable against the Company in accordance with its terms.

          n. NOTICES. All notices or other communications in connection with the Agreement shall be in writing and may be given by personal delivery or mailed, certified mail, return receipt requested, postage prepaid or delivered by a nationally recognized overnight courier to the Parties at the addresses set forth below (or at such other address as the Company or Executive may specify in a notice to the Executive or Company, as the case may be):

          If to the Company:

               Rhythms NetConnections Inc.
               9100 East Mineral Circle
               Englewood, Colorado 80112
               Fax No.: 303/476-5700
               Attention: President or Chief Operating Officer with a copy to:

               Brownstein Hyatt & Farber, P.C.
               410 17th Street, Suite 2200
               Denver, Colorado 80202
               Fax No:  303/223-0970
               Attn:  John L. Ruppert, Esq.

          If to Executive:

               ------------------------------------

               ------------------------------------

               ------------------------------------

               ------------------------------------


            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date.


                                        RHYTHMS NETCONNECTIONS INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        [EXECUTIVE ]

                                        ----------------------------------------

                                    EXHIBIT A

                             2002 RETENTION PROGRAM

                                  See attached.

                           RHYTHMS NETCONNECTIONS INC.
                               2002 RETENTION PLAN

     Executive shall be entitled to participate in this 2002 Retention Plan (this "PLAN") (each of the participants in the Plan are "PARTICIPANTS").

     Participant shall be entitled to receive a retention bonus ("RETENTION BONUS") in the amount set forth opposite his or her name on SCHEDULE I attached hereto at the times, in such Installments (as defined below) and subject to the terms and conditions set forth in this Plan.

     The aggregate amount of each Participant's Retention Bonus shall be set forth opposite such Participant's name on SCHEDULE I attached hereto.

     Subject to the immediately following paragraph, each Participant's Retention Bonus, to the extent earned (as described below), shall be paid to such Participant in two installments. The first installment, in the amount of 25% of the Participant's Retention Bonus (the "FIRST RETENTION PAYMENT"), shall be paid to the Participant, to the extent earned (as described below), in cash on January 2, 2002. The second installment, in the amount of the remaining 75% of the Participant's Retention Bonus (the "SECOND RETENTION PAYMENT"), shall be paid to the Participant, to the extent earned (as described below), in cash on June 30, 2002. Each of the First Retention Payment and the Second Retention Payment are sometimes individually referred to herein as an "INSTALLMENT," and both of them, together, are sometimes collectively referred to herein as the "INSTALLMENTS."

     In order to be entitled to receive the First Retention Payment of his or her Retention Bonus, a Participant must be employed by the Company on January 1, 2002. In order to be entitled to receive the Second Retention Payment of his or her Retention Bonus, a Participant must be employed by the Company on June 30, 2002. Notwithstanding anything herein to the contrary, a Participant shall be entitled to receive all unpaid Installments of his or her Retention Bonus (determined as of the "TERMINATION DATE" (as defined below) of such Employee's employment with the Company) if such Participant's employment with the Company is terminated, prior to June 30, 2002, by reason of the occurrence of an "INVOLUNTARY NO FAULT" event (as defined below).

     Notwithstanding anything herein to the contrary, if a Participant receives the First Retention Payment of his or her Retention Bonus and then such Participant's Employment with the Company is terminated, after January 1, 2002, and prior to June 30, 2002, for any reason other than the occurrence of an "INVOLUNTARY NO FAULT" event (as defined below), then the Participant shall be required to return the full amount of his or her First Retention Payment to the Company promptly following the Participant's Termination Date ("REFUND AMOUNT"). Each Participant hereby agrees and authorizes the Company to deduct from any and all amounts due and owing from the Company to the Participant (i.e., base salary, bonus, paid time off, expense reimbursements, etc.) an aggregate amount equal to such Refund Amount. In the event that the amounts owed to the Participant are insufficient to return to the Company the full Refund Amount, then the Participant shall be personally liable to the Company for the shortfall.

     The Company reserves the right, in its sole and absolute discretion, to increase the Retention Bonus of selected Participants or groups of Participants (over and above the amount shown on SCHEDULE I hereto for such Participants or groups of Participants) at any time and from time to time; provided, however, that nothing herein shall (a) entitle any Employee to receive any such increased Retention

Bonus or (b) require the Company to treat similarly situated Participants similarly under this Plan or otherwise.

     In addition to the rights described in the preceding paragraph, the Company reserves the right, in its sole and absolute discretion, to change, modify or amend the terms of this Plan at any time, including, but not limited to, changing the amount of the Retention Bonuses shown on SCHEDULE I hereto, changing the number of Installments and/or the timing of the payment of such Installments, adding additional Participants to SCHEDULE I hereto and/or terminating this Plan, in its entirety; provided, however, that any change, modification or amendment to this Plan shall not adversely affect any Participant in the Plan who is a Participant on the last "BUSINESS DAY" (as defined below) immediately preceding the effective date of such change, modification or amendment, without such Participant's prior written consent.

     Nothing in this Plan shall confer upon any Participant any right to continue in the employ of the Company for any period of specific duration or otherwise interfere with or otherwise restrict in any way the rights of the Company or the Participant, which rights are hereby expressly reserved by each, to terminate such Participant's service at any time for any reason, with or without cause.

     Any benefits provided to Participants under this Plan are in addition to, and not in lieu of, any other benefits provided to Participants under the Participants' employment agreements with the Company (if any), the Company's Paid Time Off and Family and Medical Leave Policy and/or any other employee benefit plan, policy or arrangement in effect for employees at any time and from time to time.

----------------------------------------------------------

DEFINED TERMS:

1. "BUSINESS DAY" means any day other than a Saturday, Sunday or state or federal holiday in the State of Colorado.

2 "INVOLUNTARY NO FAULT" events means termination of a Participant's employment by the Company or by the Participant for any reason other than a termination of Participant's employment (a) by the Company with "Cause," as defined in the Participant's employment agreement, or (b) by the Participant "without Good Reason," as defined in the Participant's employment agreement.

3. "TERMINATION DATE" means the date that a Participant's employment with the Company terminates for payroll purposes

                                   SCHEDULE I
                           TO THE 2002 RETENTION PLAN

                                                 RETENTION BONUS
                    --------------------------------------------------------------------------
PARTICIPANT         RETENTION BONUS     FIRST RETENTION PAYMENT       SECOND RETENTION PAYMENT
-----------         ---------------     -----------------------       ------------------------





                                    EXHIBIT B

                                SEVERANCE POLICY

                                  See attached.

                                SEVERANCE POLICY

                           RHYTHMS NETCONNECTIONS INC.

     An EMPLOYEE whose EMPLOYMENT with the COMPANY is terminated by the Company, on an INVOLUNTARY NO FAULT basis, shall be entitled to receive the following SEVERANCE BENEFITS:

     1. In lieu of notice, an Employee shall be entitled to two weeks of BASE COMPENSATION payable in accordance with the Company's normal and customary payroll practices.

     2. In addition to the Base Compensation described in 1. above, upon executing and delivering a GENERAL RELEASE to the Company, Employees shall be entitled to receive SEVERANCE. The amount of Severance shall be as follows:

          a. Employees (other than OFFICERS) who have been employed with the Company for twenty four (24) full calendar months or less (starting with the DATE OF HIRE, as reflected in the Company's records) as of the Termination Date shall be entitled to receive two (2) weeks of Base Compensation.

          b. Employees (other than Officers) who have been employed with the Company for more than twenty four (24) full calendar months (starting with the Date of Hire, as reflected in the Company's records) as of the Termination Date shall be entitled to receive four (4) weeks of Base Compensation.

          c. Officers (other than EXECUTIVE OFFICERS) shall be entitled to receive eleven (11) weeks of Base Compensation, regardless of their length of Employment with the Company.

          d. Executive Officers shall be entitled to receive fifty (50) weeks of Base Compensation, regardless of their length of Employment with the Company.

     3. In addition to the Base Compensation and Severance payments described in 1. and 2. above, each Employee whose Employment with the Company is terminated by the Company shall be entitled to be paid (a) the accrued balance in the Employee's account under the Company's PTO PLAN as of the Termination Date, (b) the cash balance in the Employee's "book account" under the Company's ESPP as of the Termination Date, (c) the balance in the Employee's account under the Company's 401K PLAN as of the Termination Date, if the Employee properly elects to rollover such balance to another plan or to receive a distribution of such balance, and (d) accrued and unpaid Base Compensation, if any, owed as of the Termination Date, in all cases in accordance with the terms and conditions set forth in the PTO Plan, ESPP, 401K Plan, or as shown in the Company's payroll records, as the case may be.

     4. Notwithstanding anything herein to the contrary, (a) if an Employee's offer letter from, or employment agreement with, the Company provides for severance benefits that are more favorable to the Employee than the Severance Benefits described in this Severance Policy, the terms of the Employee's offer letter or employment agreement, as the case may be, shall govern, and (b) if the Severance Benefits described in this Severance Policy are more favorable to the Employee than the severance benefits provided for in an Employee's offer letter from, or employment agreement with, the Company, the terms
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of this Severance Policy shall govern.

     5. The Company reserves the right, in its sole and absolute discretion, to pay or agree to pay to selected Employees or groups of Employees EXCESS BENEFITS in connection with the termination of their Employment; provided, however, that nothing herein shall (a) entitle any Employee to receive any Excess Benefits or (b) require the Company to treat similarly situated Employees similarly under this Severance Policy or otherwise. Past examples of such discretionary additional payments include reimbursement for COBRA benefits for affected Employees with current and potentially disabling medical conditions and additional severance amounts to compensate for partially completed bonus periods.

     6. The Company reserves the right, in its sole and absolute discretion, to change, modify or amend the terms of this Severance Policy at any time, including, but not limited to, terminating this Severance Policy, in its entirety; provided, however, that any change, modification or amendment to this Severance Policy shall only apply to those Employees whose Termination Date occurs after the effective date of such change, modification or amendment.

     7. Nothing in this Severance Policy shall confer upon any Employee any right to continue in the employ of the Company for any period of specific duration or otherwise interfere with or otherwise restrict in any way the rights of the Company or the Employee, which rights are hereby expressly reserved by each, to terminate such Employee's service at any time for any reason, with or without cause.

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DEFINED TERMS:

     1.   BASE COMPENSATION means (a) base salary for exempt bonused Employees,
(b) regularly scheduled hours, not to exceed forty hours (40) hours, of compensation at the base rate for non-exempt Employees and (c) regular draw, plus 70% of target commission, for commissioned Employees, as shown on the Company's books and records as of the Employee's Termination Date.

     2.   COMPANY means Rhythms NetConnections Inc.

     3. DATE OF HIRE means the date first worked by a new Employee, as reflected in the Company's payroll records.

     4. EMPLOYEE means any full-time or part-time (as so treated in the Company's payroll records) employee of the Company or any of the Company's wholly-owned corporate subsidiaries.

     5. EMPLOYMENT means employment as an Employee for payroll purposes, and shall not include independent contractors, consultants, directors, partners or other third-party relationships that are not considered "employment" for payroll purposes.

     6. ESPP means the Company's 1999 Employee Stock Purchase Plan, as amended.

     7. EXCESS BENEFITS means any and all severance benefits paid, or agreed to be paid, by the Company to an Employee in excess of the Severance payable under this Severance Policy.
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     8.   EXECUTIVE OFFICERS means Executive Vice Presidents, Senior Vice
Presidents, the President, the Chief Information Officer, the Chief Financial Officer, Chief Legal Counsel and the Chief Executive Officer.

     9. 401K PLAN means the Company's 401K Plan, as described in the Company's Plan Summary Booklet - Rhythms NetConnections Inc. 401K Savings Plan.

     10. GENERAL RELEASE means the Company's standard form of employee general release, in effect as of the Employee's termination Date, or such other form of general release as mutually agreed to by the Company and the Employee.

     11. INVOLUNTARY NO FAULT basis means termination of the Employee's Employment by the Company as a result of (a) elimination of the Employee's position by the Company, (b) a reduction in force by the Company or (c) a downsizing of department(s) by the Company.

     12. OFFICERS means all Vice Presidents, including Area and Regional Vice Presidents, Executive Officers and any other persons legally designated as officers of the Company.

     13. PTO PLAN means the Company's Paid Time Off (PTO) Plan, as described in the Employee Policies Section of the Company's Intranet "The Beat."

     14. SEVERANCE means the benefits described in Section 2. Of this Severance Policy.

     15. SEVERANCE BENEFITS means all of the benefits provided in this Severance Policy.

     16. TERMINATION DATE means the date that an Employee's employment with the Company terminates for payroll purposes.